Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY APPOINTS RUSSELL W. BENDEL

PRESIDENT AND CHIEF OPERATING OFFICER

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA – August 14 2007 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced that it has appointed Russell W. Bendel to serve as President and Chief Operating Officer of The Cheesecake Factory Restaurants, Inc., and as an executive officer of the Company, effective September 3, 2007.  Mr. Bendel, 52, will be responsible for leading all aspects of the day-to-day operations of The Cheesecake Factory restaurants.

Mr. Bendel is a veteran of the restaurant industry having spent his entire career in senior operational and management roles.  For the past six years, Mr. Bendel served as President and Chief Executive Officer of Mimi’s Cafe.  Previously, he was with OSI Restaurant Partners, Inc. serving first as the head of operations and joint venture partner in the Outback Steakhouse franchise group in California and then as President of Roy’s restaurants.  Earlier, Mr. Bendel served as Chief Operations Officer of the Panda Restaurant Group, Inc. and Chief Operations Officer of El Torito restaurants.  Mr. Bendel currently serves on the Board of Directors of the California Restaurant Association and is a trustee for its Educational Foundation.

“We are very excited to have Russ joining us,” commented David Overton, Chairman and CEO.  “We conducted a comprehensive search for an individual with a proven track record of success in operating a multi-unit concept.  Russ has spent more than 30 years in the restaurant industry and is well versed in both hands-on operations experience, as well as senior management leadership experience.  Russ will lead a talented restaurant operations team, and we are looking forward to leveraging his skills in taking our already exceptional restaurant operations to an even higher level, while continuing to deliver an unparalled guest experience.  Our entire management and operations team extend a warm welcome to Russ,” concluded Overton.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 126 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.50.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Company operates nine upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

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